Exhibit 10.30.1


                                                                   [LOGO]

Arista Investors Corp.
116 John Street
New York, N.Y. 10038

N.Y. (212) 964-2150
FAX: (212) 608-6473
UPSTATE: (800) 522-3114




March 12 1996


Mr. Edwin T. Broderick
Vice-President/General Counsel
Williamson, Picket, Gross, Inc.
85 John Street
New York, New York 10038

Dear Mr. Broderick:

This letter is to clarify your correspondence dated February 15, 1996.

The five (5) year lease term is for rental of Suites 1710-20 and the 18th floor.
                                                          --

It is understood that the term of the lease should be amended to read commencing on the first day of June 1995 and ending on the thirty-first day of May 2000. The amended term of the lease will affect paragraph 52 (Cancellation Option) as well as paragraph 57 (Term of Existing Lease). In addition, the yearly anniversary increase included in paragraph 51 (Rent) should be changed to reflect the new dates of this lease. Therefore, the annual rates in paragraph 51 will increase commencing on June 1st of each applicable year.

Please confirm the terms of this agreement in writing.

Sincerely,


/s/ Susan J. Hall

Susan J. Hall, CLU
Treasurer